Exhibit 99.1

SBC Medical Group Holdings Announces its Purchase of Bitcoin

TOKYO—(BUSINESS WIRE)—SBC Medical Group Holdings Incorporated (Nasdaq: SBC) (“SBC Medical” or the “Company”) today announced that it has made a decision to purchase Bitcoin (BTC), the world’s most widely circulated cryptocurrency. This purchase, totaling equivalent to 1 billion yen, is part of the company’s strategic initiatives which aim to build a robust financial base that supports long-term enterprise value creation through the flexible and efficient cash management in response to macroeconomic conditions.

Cryptocurrencies are gaining attention as a new store of value and are recognized as a means of improving financial stability through diversification. Particularly during periods of inflation, cryptocurrencies like Bitcoin can serve as an effective asset preservation tool. Bitcoin, as the largest cryptocurrency by market capitalization and with a limited supply, is expected to experience long-term value appreciation and is increasingly recognized as an attractive means of hedging against inflation for corporations.

This purchase is positioned as a critical step toward establishing a robust financial foundation that can flexibly adapt to various economic environments and support sustainable growth. By adhering to the principles of asset diversification and implementing rigorous risk management measures, SBC Medical Group Holdings aims to manage this asset prudently and responsibly.

Moving forward, the company will continue to prioritize strategic investments that drive business growth while leveraging flexible financial strategies, including cryptocurrencies, to maximize its revenue. SBC Medical Group Holdings is committed to enhancing transparency in its operations and strengthening trust with shareholders and stakeholders alike.

The purchase was executed through Coinbase, Inc., a major cryptocurrency exchange in the United States, by SBC Medical Group Holdings, the group’s holding company in the U.S. This decision was made with careful consideration of accounting, tax, and cyber security aspects.

Updates on our initiatives and progress will be shared through our official website. We sincerely thank our shareholders and stakeholders for their continued support and understanding as we move forward with our growth-oriented strategies.

Details of Cryptocurrency Purchase

1.	Cryptocurrency to be Purchased: Bitcoin

2.	Purchase Amount: equivalent to 1 billion yen

3.	Purchase Period: February to May 2025 (Planned)

About SBC Medical

SBC Medical, headquartered in Irvine, California and Tokyo, Japan, owns and provides management services and products to cosmetic treatment centers. The Company is primarily focused on providing comprehensive management services to franchisee clinics, including but not limited to advertising and marketing needs across various platforms (such as social media networks), staff management (such as recruitment and training), booking reservations for franchisee clinic customers, assistance with franchisee employee housing rentals and facility rentals, construction and design of franchisee clinics, medical equipment and medical consumables procurement (resale), the provision of cosmetic products to franchisee clinics for resale to clinic customers, licensure of the use of patent-pending and non-patented medical technologies, trademark and brand use, IT software solutions (including but not limited to remote medical consultations), management of the franchisee clinic’s customer rewards program (customer loyalty point program), and payment tools for the franchisee clinics.
For more information, visit https://sbc-holdings.com/

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events and performance, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These forward-looking statements reflect the Company’s current views with respect to, among other things, the Company’s product launch plans and strategies; growth in revenue and earnings; and business prospects. In some cases, forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” “targets” or “hopes” or the negative of these or similar terms. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. The forward-looking statements are based on management’s current expectations and are not guarantees of future performance. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Factors that may cause actual results to differ materially from current expectations may emerge from time to time, and it is not possible for the Company to predict all of them; such factors include, among other things, changes in global, regional, or local economic, business, competitive, market and regulatory conditions, and those listed under the heading “Risk Factors” and elsewhere in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

Contacts

SBC Medical Group Holdings Incorporated
Hikaru Fukui / Head of Investor Relations
e-mail: ir@sbc-holdings.com